Exhibit 21.1

Delek US Holdings, Inc.
Subsidiaries of the Registrant*

Company Name:	State of Incorporation:
MAPCO Express, Inc.	DE
Gasoline Associated Services, Inc.	AL
Liberty Wholesale Co., Inc.	AL
Delek Refining, Inc.	DE
Delek U.S. Refining GP, LLC	TX
Delek Refining, Ltd.	TX
Lion Oil Company	AR
Lion Oil Trading & Transportation, LLC	TX
J. Christy Construction Co., Inc.	AR
Delek Marketing & Supply, LLC	DE
Delek Logistics Services Company	DE
Delek Logistics GP, LLC	DE
Delek Logistics Partners, LP	DE
Delek Logistics Operating, LLC	DE
Delek Marketing & Supply, LP	DE
Delek Marketing GP, LLC	DE
Delek Crude Logistics, LLC	TX
Delek Marketing-Big Sandy, LLC	TX
Paline Pipeline Company, LLC	TX
Magnolia Pipeline Company, LLC	DE
SALA Gathering Systems, LLC	TX
El Dorado Pipeline Company, LLC	DE
Delek Finance, Inc.	DE
Delek Renewables, LLC	DE
Delek Rail Logistics, LLC	TX
MAPCO Fleet, Inc.	DE
NTI Investments, LLC**	DE

*Certain subsidiaries are omitted from the list that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under Item 601(b)(21)(ii) of Regulation S-K.
**Fifteen subsidiaries of NTI Investments, LLC have been omitted that, as of December 31, 2012, operate in the United States in the same line of business as NTI Investments, LLC.